                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                Perrigo Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                                  PERRIGO LOGO

                                PERRIGO COMPANY

                               515 EASTERN AVENUE
                            ALLEGAN, MICHIGAN 49010
                           TELEPHONE: (616) 673-8451

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

                           TUESDAY, OCTOBER 31, 2000
                                 10:00 A.M. EST

                              GRISWOLD AUDITORIUM
                               401 HUBBARD STREET
                               ALLEGAN, MICHIGAN

     The purpose of our 2000 Annual Meeting is to elect three directors for a three-year term beginning at the Annual Meeting, to amend our Employee Incentive Stock Option Plan and to amend our Non-Qualified Stock Option Plan for Directors. The Board of Directors recommends that you vote FOR each of the director nominees and FOR the amendment of the option plans.

     You can vote at the Annual Meeting in person or by proxy if you were a shareholder of record on September 8, 2000.

     It is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To be certain that your shares are represented, we ask that you sign, date and return the enclosed proxy card or proxy voting instruction form as soon as possible or vote by telephone or Internet by following the instructions on the proxy card. Whatever method you choose, please vote as soon as possible. You may revoke your proxy at any time prior to the Annual Meeting.

     Our 2000 Annual Report to Shareholders is enclosed.

                                          Sincerely,

                                          John R. Nichols
                                          Secretary

September 18, 2000

                                PERRIGO COMPANY

             ------------------------------------------------------

                                PROXY STATEMENT
             ------------------------------------------------------

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
Questions and Answers.......................................      1
Election of Directors.......................................      4
Board of Directors and Its Committees.......................      6
Director Compensation.......................................      7
Ownership of Perrigo Common Stock...........................      9
Section 16(a) Beneficial Ownership Reporting Compliance.....     11
Executive Compensation......................................     12
Report of the Compensation Committee on Executive
   Compensation.............................................     16
Company Performance.........................................     19
Amendment of Employee Incentive Stock Option Plan...........     20
Amendment of Non-Qualified Stock Option Plan for
   Directors................................................     23
Independent Accountants.....................................     25
Annual Report on Form 10-K..................................     26

     The proxy statement and form of proxy are first being sent to shareholders on or about September 18, 2000.

                             QUESTIONS AND ANSWERS

     Following are questions often asked by shareholders of publicly held companies. We hope that the answers will assist you in casting your vote.

WHAT AM I VOTING ON?

     We are soliciting your vote on:

         1. The election of three directors for a three-year term beginning at the Annual Meeting;

         2. The amendment of our Employee Incentive Stock Option Plan; and

         3. The amendment of our Non-Qualified Stock Option Plan for Directors.

WHO MAY VOTE?

     Shareholders at the close of business on September 8, 2000, the record date, may vote. On that date, there were 73,513,095 shares of Perrigo common stock outstanding.

HOW MANY VOTES DO I HAVE?

     Each share of Perrigo common stock that you own entitles you to one vote.

HOW DO I VOTE?

     You may vote your shares in any of the following four ways:

          1. By mail:                  complete the proxy card or voting instruction form
                                       and sign, date and return it in the enclosed
                                       envelope.
          2. By telephone:             call the toll-free number on the proxy card, enter
                                       the control number on the proxy card and follow the
                                       recorded instructions.
          3. By Internet:              go to the website listed on the proxy card, enter
                                       the control number on the proxy card and follow the
                                       instructions provided.
          4. In person:                attend the Annual Meeting, where ballots will be
                                       provided.

     You may also vote by telephone or over the Internet if you hold your shares through a bank or broker that offers either of those options. If you choose to vote in person at the Annual Meeting and your shares are held in the name of your broker, bank or other nominee, you need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on September 8, 2000, the record date for voting.

HOW DOES DISCRETIONARY VOTING AUTHORITY APPLY?

     If you sign, date and return your proxy card or vote by telephone or Internet, your vote will be cast as you direct. If you do not indicate how you want to vote, you give authority to Douglas R. Schrank and John R. Nichols to vote for the items discussed in these proxy materials and any other matter that is properly raised at the Annual Meeting. In that event, your proxy will be voted FOR the election of each director nominee, FOR the amendment of our Employee Incentive Stock Option Plan, FOR the amendment of our Non-Qualified Stock Option Plan for Directors, and FOR or AGAINST any other properly raised matters at the discretion of Messrs. Schrank and Nichols.

MAY I REVOKE MY PROXY?

     You may revoke your proxy at any time before it is exercised in one of four ways:

         1. Notify our Secretary in writing before the Annual Meeting that you are revoking your proxy.

         2. Submit another proxy with a later date.

         3. Vote by telephone or Internet after you have given your proxy.

         4. Vote in person at the Annual Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

     Your shares are likely registered differently or are in more than one account. You should sign and return all proxy cards to guarantee that all of your shares are voted.

WHAT CONSTITUTES A QUORUM?

     The presence, in person or by proxy, of the holders of a majority of Perrigo shares entitled to vote at the Annual Meeting constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or Internet, or if you attend the Annual Meeting.

     Abstentions and broker non-votes are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists. A broker non-vote occurs when a broker submits a proxy that does not indicate a vote for a proposal because he or she does not have voting authority and has not received voting instructions from you.

WHAT VOTE IS REQUIRED TO ELECT THE DIRECTOR NOMINEES AND TO AMEND THE OPTION PLANS?

     Election of Directors: A plurality of the votes cast will elect directors. This means that the three nominees who receive the highest number of votes will be elected. If you do not want to vote your shares for a particular nominee, you may indicate that by following the instructions on the proxy card or withhold authority as prompted during telephone or Internet voting or in person at the meeting. Abstentions and broker non-votes will have no effect on the election of the directors.

     Amendment of Employee Incentive Stock Option Plan: Amendment of our Employee Option Plan requires that a majority of the shares present or represented by proxy and having the power to vote at the Annual Meeting vote in its favor. An abstention will have the effect of a vote against the amendment of the Plan since it results in one less vote for approval, but a broker non-vote will have no effect.

     Amendment of Non-Qualified Stock Option Plan for Directors: Amendment of our Director Option Plan requires that a majority of the shares present or represented by proxy and having the power to vote at the Annual Meeting vote in its favor. An abstention will have the effect of a vote against the amendment of the Plan since it results in one less vote for approval, but a broker non-vote will have no effect.

HOW DO I SUBMIT A SHAREHOLDER PROPOSAL?

     You must submit a proposal to be included in our proxy statement for the 2001 annual meeting of shareholders no later than May 21, 2001. Your proposal must be in writing and must comply with the proxy rules of the Securities and Exchange Commission. You may also submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2001 annual meeting. If you want to do this, we must receive your written proposal on or after August 2, 2001, but prior to August 23, 2001. If you submit your proposal after the deadline, then Securities and Exchange Commission rules permit the individuals named in the proxies solicited by Perrigo's Board of Directors for that meeting to exercise discretionary voting power as to that proposal but they are not required to do so.

     To be properly brought before an annual meeting, our by-laws require that your proposal include: (1) your name and address as they appear on our stock records; (2) a brief description of the business you want to bring before the meeting; (3) the reasons for conducting the business at the meeting; (4) any interest you have in the business you want to bring before the meeting; and (5) the class and number of Perrigo shares that you own beneficially and of record. You should send any proposal to our Secretary at our address on the cover of this proxy statement.

HOW DO I NOMINATE A DIRECTOR?

     If you wish to nominate an individual for election as director at the 2001 annual meeting, we must receive your nomination on or after August 2, 2001, but prior to August 23, 2001. In addition, our by-laws require that for each person you propose to nominate you provide: (1) your name and address as they appear on our stock records; (2) the class and number of shares of Perrigo stock that you own beneficially and of record; (3) the nominee's written statement that he or she is willing to be named in the proxy statement as a nominee and to serve as a director if elected; and (4) any other information regarding the nominee that would be required by the Securities and Exchange Commission to be included in a proxy statement had Perrigo's Board of Directors nominated that individual. You should send your proposed nomination to our Secretary at our address on the cover of this proxy statement.

WHO PAYS TO PREPARE, MAIL AND SOLICIT THE PROXIES?

     Perrigo will pay all of the costs of preparing and mailing the proxy statement and soliciting the proxies. We will ask brokers, dealers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials and our Annual Report to the beneficial owners of Perrigo common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.

                             ELECTION OF DIRECTORS

     Eight directors currently serve on our Board of Directors. The directors are divided into three classes. At this Annual Meeting, you will be asked to elect three directors. Each director will serve for a term of three years, until a qualified successor director has been elected, or until he or she resigns or is removed by the Board. The remaining five directors will continue to serve on the Board as described below. The nominees, F. Folsom Bell, David T. Gibbons and Richard G. Hansen, are currently Perrigo directors.

     We will vote your shares as you specify on the enclosed proxy card or during telephone or Internet voting. If you do not specify how you want your shares voted, we will vote them FOR the election of the nominees. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares FOR that other person. The Board of Directors does not anticipate that any nominee will be unable to serve. The nominees have provided the following information about themselves.

NOMINEES
--------------------------------------------------------------------------------

     F. FOLSOM BELL, 58, was a director of Perrigo from January 1981 through February 1986 and was re-elected a director in June 1988. Mr. Bell became Perrigo's Executive Vice President, Business Development in September 2000. From January 2000 until that time, he acted as a consultant to Perrigo. He was Chairman, President and Chief Executive Officer of Thermo-Serv, Inc., a manufacturer and importer of beverageware and tableware, from July 1989 until September 1999.

     DAVID T. GIBBONS, 57, has been a director of Perrigo since June 2000. He has served as the President and Chief Executive Officer of Perrigo since May 2000. He served as President of Rubbermaid Europe from August 1997 to April 1999 and as President of Rubbermaid Home Products from December 1995 to August 1997. Prior to joining Rubbermaid, Mr. Gibbons served in a variety of general management, sales and marketing positions in his 27-year career with 3M.

     RICHARD G. HANSEN, 55, has been a director of Perrigo since September 1995. He was President and Chief Operating Officer from October 1991 through August 1995 and from November 1998 until his retirement in November 1999. Mr. Hansen was Executive Vice President and Chief Operating Officer of Perrigo from August 1989 through October 1991 and, prior to that, served in various executive capacities with Perrigo since 1979.

DIRECTORS CONTINUING UNTIL 2001 ANNUAL MEETING
--------------------------------------------------------------------------------

     LARRY D. FREDRICKS, 63, has been a director of Perrigo since October 1996. Mr. Fredricks is currently an independent financial consultant. Previously, Mr. Fredricks was Director - Financial Counseling Services with Deloitte & Touche LLP from November 1997 through May 2000. He was Executive Vice President and Chief Financial Officer of First Michigan Bank Corp., a multi-bank holding company, from January 1995 through October 1997 and Senior Vice President and Chief Financial Officer from May 1991 through January 1995.

     L.R. JALENAK, JR., 70, has been a director of Perrigo since June 1988. He was Chairman of the Board of Cleo Inc., a manufacturer of gift wrap, greeting cards and accessory items, from 1990 until his retirement in December 1993. From 1977 until 1990, he was President of Cleo Inc. Mr. Jalenak serves on the Boards of Lufkin Industries, Inc., a manufacturer of oil field pumping equipment, marine propulsion gear and industrial hardware, Dyersburg Corporation, a manufacturer of fabric for the apparel industry, and Party City Corporation, a retailer of party goods. He is also a trustee of First Funds, a mutual fund company.

     MICHAEL J. JANDERNOA, 50, has been a director of Perrigo since January 1981. He served as Perrigo's Chief Executive Officer from February 1988 through April 2000 and has been Chairman of the Board since October 1991. Mr. Jandernoa also served as Perrigo's President at various times, including, from September 1995 to November 1998 and from November 1999 through April 2000. He is a director of Old Kent Financial Corporation and also serves on the Board of Advisors of the National Association of Chain Drug Stores.

DIRECTORS CONTINUING UNTIL 2002 ANNUAL MEETING
--------------------------------------------------------------------------------

     PETER R. FORMANEK, 57, has been a director of Perrigo since November 1993. He is a private investor and was co-founder and President of AutoZone, Inc., a specialty retailer of automotive parts and accessories, from 1986 until his retirement in 1994. Mr. Formanek is a director of Borders Group, Inc., a retailer of books and music, and a director of Gart Sports Company, a sporting goods retailer.

     HERMAN MORRIS, JR., 49, has been a director of Perrigo since December 1999. He has served as President and Chief Executive Officer of Memphis Light, Gas and Water Division since August 1997 and was interim President and Chief Executive Officer from January 1997 until that time. Mr. Morris was General Counsel of Memphis Light, Gas and Water Division from February 1989 to January 1997 and, from 1977 until January 1997, practiced law in Tennessee.

                     BOARD OF DIRECTORS AND ITS COMMITTEES

     Perrigo's Board of Directors met seven times during fiscal year 2000. In addition to meetings of the full Board, directors attended meetings of Board committees. The Board of Directors has standing audit, compensation and nominating committees. Each director attended all of the meetings of the Board and of the committees on which he or she served, except that John Spoelhof missed two Board meetings and one Compensation Committee meeting, and Mary Alice Taylor missed one Nominating Committee meeting. Mr. Spoelhof and Ms. Taylor did not stand for reelection at the 1999 Annual Meeting.

AUDIT COMMITTEE

Meetings:          2

Members:           Larry D. Fredricks (Chairman)
                   Peter R. Formanek
                   L.R. Jalenak, Jr.
                   Herman Morris, Jr. (commencing April 18, 2000)
                   Mary Alice Taylor (through December 7, 1999)

Function:          Recommends independent accountants, discusses scope and
                   results of audit with independent accountants, reviews operating results with management and independent accountants, considers adequacy of internal accounting controls and audit procedures, and reviews non-audit services of independent accountants. The Audit Committee has adopted a charter, which specifies the composition and responsibilities of the Committee.

COMPENSATION COMMITTEE

Meetings:          5

Members:           Peter R. Formanek (Chairman) (commencing April 18, 2000)
                   F. Folsom Bell (Chairman) (through December 7, 1999) L.R. Jalenak, Jr. (commencing April 18, 2000)
                   Herman Morris, Jr. (commencing April 18, 2000)
                   John W. Spoelhof (through December 7, 1999)

Function:          Reviews and recommends compensation arrangements for top
                   management, including salaries, bonuses and option grants.

NOMINATING COMMITTEE

Meetings:          4

Members:           L.R. Jalenak, Jr. (Chairman)
                   F. Folsom Bell (through April 18, 2000)
                   Larry D. Fredricks
                   Richard G. Hansen (commencing April 18, 2000)
                   Mary Alice Taylor (through December 7, 1999)

Function:          Develops general criteria as to qualifications and selection of Board members. Receives suggestions, evaluates and recommends director candidates to the Board. Considers shareholder nominations for election to the Board submitted in accordance with the procedures discussed on page 3.

                             DIRECTOR COMPENSATION

ANNUAL RETAINER AND ATTENDANCE FEES

     Directors who are Perrigo employees receive no fees for their services as directors. Non-employee directors receive an $11,000 annual retainer fee covering all regular and special Board meetings and the Annual Shareholders' meeting. Committee members also receive $1,000 for each in-person committee meeting attended and $500 for each telephonic committee meeting in which they participate. Committee chairmen receive $2,000 for each in-person committee meeting they attend and $1,000 for each telephonic committee meeting in which they participate. We also reimburse directors for expenses incurred in connection with attending Board and Committee meetings.

RESTRICTED PERRIGO COMMON STOCK

     In addition to the annual $11,000 cash payment to non-employee directors, these directors are each granted restricted Perrigo common stock with a value of $10,000 on the date of each annual meeting. This is intended to directly link an element of director compensation to shareholder interests.

OPTIONS TO PURCHASE PERRIGO COMMON STOCK

     Non-employee directors are eligible to participate in our Non-Qualified Stock Option Plan for Directors, which ties a further portion of director compensation to shareholder interests. The Board administers the Plan, which provides for the issuance of options covering up to 268,000 shares (525,000 shares if the proposed amendment to the Plan is approved by shareholders) of Perrigo common stock at a purchase price per share at least equal to the fair market value of the stock on the grant date. Newly elected directors receive options under the Plan to purchase 5,000 Perrigo shares, and continuing directors annually receive options to purchase shares having a market value on the date of the grant of $25,000.

OTHER ARRANGEMENTS WITH DIRECTORS

     We entered into a Consulting Services Agreement with F. Folsom Bell effective January 1, 2000, which was terminated on August 31, 2000 when Mr. Bell joined Perrigo as Executive Vice President, Business Development. Pursuant to the consulting agreement, Mr. Bell, among other things, assisted Perrigo in analyzing, evaluating and negotiating certain designated merger and acquisition transactions. Mr. Bell was paid $20,000 per month, plus $200 per hour for services in excess of 100 hours per month and reimbursement of expenses. We have agreed to indemnify Mr. Bell in connection with any suit or proceeding to which he is made a party as a result of the consulting services provided to us.

     We entered into a Consulting Agreement with Michael Jandernoa, the Chairman of the Board and the former President and Chief Executive Officer, effective June 2, 2000. Mr. Jandernoa will provide consulting and advisory services as requested by the Chief Executive Officer for a two-year term for a monthly fee of $16,668. In addition, we will provide Mr. Jandernoa with office space, secretarial and office services, a private health insurance policy and reimbursement of expenses during the two year term of the Agreement. Under the terms of the agreement, Mr. Jandernoa's stock options vested in full as of May 1, 2000, and Mr. Jandernoa has until May 1, 2003 to exercise these options. We have agreed to indemnify Mr. Jandernoa in connection with any suit or proceeding to which he is made a party as a result of the consulting services provided to us. Mr. Jandernoa has also entered into a Noncompetition and Nondisclosure Agreement with us.

                       OWNERSHIP OF PERRIGO COMMON STOCK

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table shows how much Perrigo common stock the directors, nominees, named executive officers, and all directors, nominees and executive officers as a group beneficially owned as of September 1, 2000. The named executive officers are the individuals listed in the Summary Compensation Table on page 12.

     Beneficial ownership is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a shareholder can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days. Except as otherwise noted, the shareholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them.

-----------------------------------------------------------------------------------------------------------------
                                            SHARES OF               OPTIONS
                                           COMMON STOCK           EXERCISABLE
                                           BENEFICIALLY            WITHIN 60                           PERCENT
                                              OWNED                   DAYS              TOTAL         OF CLASS
-----------------------------------------------------------------------------------------------------------------
  DIRECTORS AND NOMINEES
     F. Folsom Bell (1)                         15,015               14,667               29,682           *
     Peter R. Formanek (1)(2)                  429,715               18,667              448,382           *
     Larry D. Fredricks (1)                      8,015               10,000               18,015           *
     David T. Gibbons (3)                      170,715                    0              170,715           *
     Richard G. Hansen (1)(4)                1,363,953                    0            1,363,953         1.9%
     L.R. Jalenak, Jr. (1)                      79,015               16,667               95,682           *
     Michael J. Jandernoa (5)                9,503,082              195,000            9,698,082        13.2%
     Herman Morris, Jr. (1)(6)                   9,455                    0                9,455           *
  NAMED EXECUTIVE OFFICERS OTHER
  THAN DIRECTORS
     Mark P. Olesnavage (7)                    418,506              165,001              583,507           *
     Douglas R. Schrank                         33,000                    0               33,000           *
     John T. Hendrickson (8)                       266               70,002               70,268           *
     Craig G. Hammond (9)                          292              178,000              178,292           *
  DIRECTORS AND EXECUTIVE
     OFFICERS
  AS A GROUP (11 PERSONS) (10)              12,031,029              668,004           12,699,033        17.3%

* Less than 1%.
 (1) Shares owned includes shares of restricted stock awarded to these individuals in their capacity as a director as follows: F. Folsom Bell, 3,015 shares; Peter R. Formanek, 1,155 shares; Larry D. Fredricks, 2,340 shares; Richard G. Hansen, 3,015 shares; L.R. Jalenak, Jr., 2,340 shares; and Herman Morris, Jr., 1,155 shares.
 (2) Shares owned includes: 399,700 shares owned by Mr. Formanek as Trustee for the Formanek Investment Trust; 25,000 shares owned by Mr. Formanek as Trustee for the Formanek Children's

     Trust; and 2,000 shares owned by Mr. Formanek as Trustee for the Jason A. Wood Trust, with respect to which Mr. Formanek disclaims beneficial ownership.
 (3) Shares owned consists of: 75,000 shares purchased on the open market; 50,000 shares of contingent restricted stock awarded to Mr. Gibbons at the time of his employment; and 45,715 shares of restricted stock also granted in connection with his employment.
 (4) Shares owned includes: 323,749 shares owned by Richard G. Hansen as Trustee for the Richard G. Hansen Five-Year Grantor Retained Annuity Trust, of which Mr. Hansen is trustee and has a reversionary interest; 541,973 shares owned by Richard G. Hansen as Trustee for the Richard G. Hansen Trust; 320,000 shares owned by Richard G. Hansen as Trustee for the Sandra E. Hansen Trust; and 169,806 shares owned by trusts for the benefit of Mr. Hansen's children and grandchildren, of which Mr. Hansen is trustee.
 (5) Shares owned consists of: 6,296,249 shares owned by the Michael J. Jandernoa Trust, of which Mr. Jandernoa is trustee; 2,275,000 shares owned by the M.S.J. Investment Limited Partnership, a Michigan limited partnership, of which Mr. Jandernoa is the sole general partner and 26% of which is held by each of three trusts established for the benefit of Mr. Jandernoa's three children; 349,297 shares owned by the Michael J. Jandernoa Grantor Trust Two, of which Mr. Jandernoa is trustee and under which he has a reversionary interest; 349,297 shares owned by the Susan M. Jandernoa Grantor Trust Two, of which Mrs. Jandernoa is trustee and under which she has a reversionary interest; 106,346 shares owned by Michael J. Jandernoa as Trustee of the Michael J. Jandernoa Charitable Annuity Lead Trust; and 126,893 shares owned by the Susan M. Jandernoa Trust, of which Mrs. Jandernoa is trustee. Mr. Jandernoa's address is c/o Perrigo Company, 333 Bridge Street, NW, Suite 800, Grand Rapids, MI 49504.
 (6) Shares owned includes 4,800 shares owned as custodian for Mr. Morris' minor children.
 (7) Shares owned includes 56,472 shares owned by trusts for the benefit of Mr. Olesnavage's children, of which Mr. Olesnavage is trustee.
 (8) Shares owned includes 266 shares owned by the Mary Hendrickson Trust, of which Bank One is trustee.
 (9) Previously issued options became fully vested pursuant to an agreement with Mr. Hammond.
(10) See footnotes 1 through 8.

OTHER PRINCIPAL SHAREHOLDERS

     This table shows all shareholders other than directors, nominees and named executive officers that we know to be beneficial owners of more than 5% of Perrigo common stock. The percent of class owned is based on 73,513,095 shares of Perrigo common stock outstanding as of September 1, 2000.

-----------------------------------------------------------------------------------------------------
                      NAME AND ADDRESS                               AMOUNT OF             PERCENT
                    OF BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP      OF CLASS
-----------------------------------------------------------------------------------------------------
  Wellington Management Company, LLP (1)                             10,275,760             14.0%
     75 State Street
     Boston, MA 02109
  Snyder Capital Management, L.P. (2)                                 8,938,300             12.2
     350 California Street, Suite 1460
     San Francisco, CA 94104
  Heartland Advisors Inc. (3)                                         6,015,700              8.2
     790 N. Milwaukee Street
     Milwaukee, WI 53202

(1) Share information has been supplied by the holder as of June 30, 2000. Wellington Management Company, LLP does not have sole voting or investment power with respect to any of the shares it holds, has shared voting power as to 4,504,850 shares and shared investment power as to 10,275,760 shares. Of the listed shares, Vanguard Health Care Fund, P.O. Box 2600, V37, Valley Forge, PA 19482, beneficially owns 5,332,320 shares (7.3%) of Perrigo's common stock as reported in a Schedule 13G filed with the Securities and Exchange Commission on February 4, 2000, and has sole voting power and shared investment power as to these shares.
(2) Share information has been supplied by the holder as of June 30, 2000. Snyder Capital Management, L.P. does not have sole voting or investment power with respect to any of the shares it holds, has shared voting power as to 8,002,800 shares and shared investment power as to 8,938,300 shares. The sole general partner of Snyder Capital Management, L.P. is Snyder Capital Management, Inc.
(3) Share information has been supplied by the holder as of June 30, 2000. Heartland Advisors Inc. has sole voting power as to 2,643,500 shares and sole investment power as to all 6,015,700 shares. Heartland Advisors does not have shared voting power as to any of the shares it holds.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that Perrigo's executive officers, directors and 10% shareholders file reports of ownership and changes of ownership of Perrigo common stock with the Securities and Exchange Commission and the Nasdaq Stock Market. Based on a review of copies of these reports provided to us and written representations from executive officers and directors, we believe that all filing requirements were met during fiscal year 2000.

                             EXECUTIVE COMPENSATION

     This table summarizes the compensation of David T. Gibbons, our Chief Executive Officer, Michael J. Jandernoa, who served as our Chief Executive Officer during the first part of fiscal year 2000, and the other five most highly compensated executive officers of Perrigo during fiscal year 2000. These individuals are sometimes referred to as the named executive officers.

                              SUMMARY COMPENSATION

                                                                                     LONG TERM
                                                                                   COMPENSATION
                                               ANNUAL COMPENSATION                    AWARDS
                                                                 MANAGEMENT   RESTRICTED   SECURITIES    ALL OTHER
           NAME AND                              IMPROSHARE(R)   INCENTIVE      STOCK      UNDERLYING   COMPENSATION
      PRINCIPAL POSITION       YEAR    SALARY         (1)          BONUS        AWARDS      OPTIONS         (2)
  David T. Gibbons (3)         2000   $233,333           --       $36,667      $502,504     750,000       $171,801
    President and Chief        1999         --           --            --            --          --             --
    Executive Officer          1998         --           --            --            --          --             --
    (commencing May 1, 2000)
  Michael J. Jandernoa         2000   $413,000      $18,881            --            --          --       $  2,725
    Chairman of the Board of   1999    459,600       52,669            --            --      65,000         10,059
    Directors (Chief           1998    437,725       56,246            --            --      65,000         10,261
    Executive
    Officer through April 30,
    2000)
  Mark P. Olesnavage           2000   $312,960      $11,797            --            --     120,718       $  8,880
    Executive Vice President,  1999    290,400       33,006            --            --      30,000          7,956
    Sales, Marketing and       1998    285,724       36,976            --            --      38,000          8,348
    Scientific Affairs
  Douglas R. Schrank (4)       2000   $125,000           --            --            --     160,718       $ 68,108
    Executive Vice President   1999         --           --            --            --          --             --
    and Chief Financial        1998         --           --            --            --          --             --
    Officer (commencing
    January 3, 2000)
  John T. Hendrickson          2000   $220,484      $ 7,457       $26,043            --     110,718       $  8,880
    Executive Vice President,  1999         --           --            --            --          --             --
    Operations (commencing     1998         --           --            --            --          --             --
    November 1, 1999)
  Richard G. Hansen            2000   $132,800      $   660            --            --          --             --
    President and Chief        1999    235,154       23,130            --            --     100,000       $  7,956
    Operating Officer          1998         --           --            --            --          --             --
    (through October 31,
    1999)
  Craig G. Hammond (5)         2000   $328,110      $   482            --            --          --       $    400
    President, Perrigo         1999    263,300       30,817            --            --      30,000          7,956
    International (through     1998    258,924       34,522            --            --      38,000        100,156
    September 3, 1999)

(1) Improshare(R) is a productivity sharing plan.
(2) Includes, in the case of all reporting persons other than Mr. Gibbons and Mr. Schrank, contributions under the Perrigo 401(k) plan and Profit-Sharing Plan and the dollar value of premium benefits under split dollar life insurance policies for which Perrigo will be reimbursed for premiums paid.
(3) Payments made to Mr. Gibbons under the Management Incentive Bonus were made in connection with his employment. At the end of fiscal year 2000, Mr. Gibbons held 95,715 shares of restricted stock with an aggregate value of $616,166, which vest as described on page 14 under the heading "Employment Agreement with Chief Executive Officer." Mr. Gibbons will receive dividends on his restricted stock to the extent any are paid on Perrigo common stock. All other compensation includes $160,000 paid on April 29, 2000 to Mr. Gibbons as a transition bonus under the terms of his Employment Agreement and $11,801 paid to him for temporary housing and relocation expenses under the terms of Perrigo's Relocation Policy.
(4) All other compensation includes $68,108 in relocation expenses reimbursed by Perrigo in fiscal year 2000.
(5) During fiscal year 2000, Mr. Hammond received $225,118 in connection with his termination of employment, which is included in salary. During fiscal year 1998, Perrigo reimbursed Mr. Hammond for relocation expenses of $91,808, which are included in all other compensation.

                       OPTION GRANTS IN FISCAL YEAR 2000

     This table gives information relating to option grants to the named executive officers during fiscal year 2000. All of the options were granted under the Perrigo Employee Incentive Stock Option Plan. The option granted to Mr. Gibbons and the option as to 70,000 shares granted to Mr. Schrank were in connection with their employment. The potential realizable value is calculated based on the term of the option at its time of grant, 10 years. The calculation assumes that the fair market value on the date of grant appreciates at the indicated rate compounded annually for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. Stock price appreciation of 5% and 10% is assumed under the rules of the Securities and Exchange Commission. We cannot assure you that the actual stock price will appreciate over the 10-year option term at the assumed levels or at any other defined level.

                                               INDIVIDUAL GRANTS
                                           PERCENT OF
                                             TOTAL                                       POTENTIAL REALIZABLE
                             NUMBER OF      OPTIONS                                    VALUE AT ASSUMED ANNUAL
                             SECURITIES    GRANTED TO                                    RATES OF STOCK PRICE
                             UNDERLYING    EMPLOYEES       EXERCISE                        APPRECIATION FOR
                              OPTIONS      IN FISCAL       PRICE PER    EXPIRATION           OPTION TERM
            NAME              GRANTED         YEAR           SHARE         DATE           5%             10%
    David T. Gibbons         750,000(1)       30.0%        $5.25000        5/3/10     $2,476,272      $6,275,360
    Michael J. Jandernoa             --         --               --            --             --              --
    Mark P. Olesnavage        30,000(2)        1.2%        $7.95313       8/17/09     $  150,050      $  380,257
                              90,718(3)        3.6          6.15625       5/30/10        351,226         890,077
    Douglas R. Schrank        70,000(2)        2.8%        $8.28125        1/3/10     $  364,562      $  923,872
                              90,718(3)        3.6          6.15625       5/30/10        351,226         890,077
    John T. Hendrickson       20,000(2)        0.8%        $7.95313       8/17/09     $  100,033      $  253,504
                              90,718(3)        3.6          6.15625       5/30/10        351,226         890,077
    Richard G. Hansen                --         --               --            --             --              --
    Craig G. Hammond                 --         --               --            --             --              --

(1) These options vest in four equal annual installments, beginning on the second anniversary of the grant.
(2) These options vest in six equal annual installments, beginning on the first anniversary of the grant.
(3) These options vest in five equal annual installments, beginning on the first anniversary of the grant.

                    OPTION EXERCISES IN FISCAL YEAR 2000 AND
                       FISCAL YEAR-END 2000 OPTION VALUES

     This table provides information regarding the exercise of options during fiscal year 2000 and options outstanding at the end of fiscal year 2000 for the named executive officers. The "value realized" is calculated using the difference between the option exercise price and the price of Perrigo common stock on the date of exercise multiplied by the number of shares underlying the option. The "value of unexercised in-the-money options at fiscal year end" is calculated using the difference between the option exercise price and $6.4375 (the closing price of Perrigo stock on July 1, 2000, the last day of fiscal year
2000) multiplied by the number of shares underlying the option. An option is in-the-money if the market value of Perrigo common stock is greater than the option's exercise price.

                                                         NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                                                      OPTIONS AT FISCAL YEAR END           AT FISCAL YEAR END
                             SHARES
                           ACQUIRED ON    VALUE
            NAME            EXERCISE     REALIZED   EXERCISABLE      UNEXERCISABLE   EXERCISABLE      UNEXERCISABLE
   David T. Gibbons                0           --           0           750,000             --          $890,625
   Michael J. Jandernoa            0           --     195,000                 0       $      0                --
   Mark P. Olesnavage         23,032     $147,394     135,668           209,050       $355,500          $ 25,514
   Douglas R. Schrank              0           --           0           160,718             --          $ 25,514
   John T. Hendrickson             0           --      54,002           152,716       $      0          $ 25,514
   Richard G. Hansen         100,000     $ 75,000           0                 0             --                --
   Craig G. Hammond                0           --     178,000                 0       $      0                --

               EMPLOYMENT AGREEMENT WITH CHIEF EXECUTIVE OFFICER

     We entered into an employment agreement with our President and Chief Executive Officer, David T. Gibbons, effective May 1, 2000. The agreement has an initial term ending June 30, 2005 and renews for consecutive one-year terms unless either party gives 90 days' notice prior to the expiration of any term. Under the agreement, Mr. Gibbons' annual base salary is initially $440,000 and is reviewed at least annually by the Board to determine if an increase is appropriate. Mr. Gibbons is eligible to participate in the Management Incentive Bonus Plan, under which he has a target bonus opportunity of at least 100% of his annual salary and is guaranteed a minimum bonus of $36,667 for fiscal year 2000 and $220,000 for fiscal year 2001. Mr. Gibbons also was granted an option to purchase 750,000 shares of Perrigo common stock under the Employee Incentive Stock Option Plan. We have agreed to establish a deferred compensation plan that will allow Mr. Gibbons to defer some or all of his compensation until a future date.

     Under the terms of the employment agreement, Mr. Gibbons received temporary housing and moving expenses that have amounted to $24,256 through August 25, 2000. He also received a transition bonus consisting of 45,715 shares of restricted Perrigo common stock and a cash payment of $160,000. The restricted shares are subject to forfeiture if Mr. Gibbons' employment is terminated under certain specified circumstances prior to July 1, 2003. The agreement also provides for a contingent restricted stock grant of 50,000 shares, which he received effective May 3, 2000. These shares were granted to Mr. Gibbons contingent upon him purchasing at least 100,000 shares of Perrigo common stock in the open market. If Mr. Gibbons holds less than 100,000 shares of purchased stock as of the end of fiscal year 2001, he will forfeit the number of contingent restricted shares equal to one-half the shortfall. For example, if Mr. Gibbons has purchased and holds 90,000 shares as of the end of fiscal year 2001, then he will retain 45,000 and forfeit 5,000 contingent restricted shares. In addition, Mr. Gibbons will forfeit all of the contingent restricted shares that he now owns or that he retains after the end of fiscal year 2001 if his employment terminates under certain specified circumstances prior to July 1, 2003.

     If Mr. Gibbons dies or is disabled, he will receive compensation and benefits earned to date, including payment for unused vacation days and a pro rata management incentive bonus for the portion of the year he was employed, and his options and restricted stock would vest in accordance with their terms. If Mr. Gibbons resigns for "good reason" or if we terminate his employment "without cause", each as defined in the agreement, Mr. Gibbons, in addition to receiving earned compensation and benefits and vesting of options and restricted stock, will receive a cash payment equal to 12 months' salary. If we terminate Mr. Gibbons' employment for "cause", as defined in the Agreement, he will receive compensation and benefits earned to date, but will forfeit any options and restricted stock, whether vested or unvested, as well as any unvested benefits. The agreement also provides for the payment of earned compensation and benefits as well as the automatic vesting of options and lapse of restrictions on restricted stock following a change in control of Perrigo.

     In connection with his employment, Mr. Gibbons entered into a noncompetition and nondisclosure agreement with Perrigo. The agreement provides that Mr. Gibbons will not compete with us during the term of his employment and, if his employment with us terminates within five years from the date of the agreement, he cannot compete with us in the store brand business for two years thereafter. In addition, Mr. Gibbons has agreed that he will not, at any time during or after his employment with Perrigo, disclose any confidential information that he obtained during his employment.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

COMPENSATION POLICY

     During fiscal year 2000, the Compensation Committee of the Board of Directors was composed of three independent non-employee directors. The Committee reviews and recommends the compensation arrangements for the executive officers with respect to salaries, bonuses and option grants under Perrigo's Employee Incentive Stock Option Plan.

     The Committee strives to:

         - motivate officers to create added value for Perrigo shareholders through compensation incentives that are tied to Perrigo's operating and stock market performance;

         - reward officers for their individual performance as well as Perrigo's performance;

         - provide compensation and benefits at levels that enable Perrigo to attract and retain high-quality executives; and

         - align the interests of officers and directors with the interests of Perrigo shareholders through potential stock ownership.

     Perrigo's management compensation policy is intended to provide a compensation package for executive officers that is generally competitive with the compensation of executive officers of comparable manufacturing companies. In establishing executive compensation, the Committee considers salary and bonus information compiled by Watson-Wyatt Worldwide, a compensation consultant. The Watson-Wyatt survey includes non-durable goods manufacturing companies, some of which are reflected in the Nasdaq Pharmaceutical Index shown on the Performance Graph on page 19. The Committee's objective is that the salaries and bonuses for Perrigo's executive officers approximate the median reflected in the Watson-Wyatt survey.

EXECUTIVE OFFICER COMPENSATION

     Executive officer compensation includes cash-based and stock-based components. Cash-based compensation consists of base salary and an annual bonus, if one is warranted under the criteria of the Management Incentive Bonus Plan. Additional elements of cash-based compensation include annual contributions to the Profit-Sharing Plan, which is a defined contribution profit-sharing plan for certain Perrigo employees, and Perrigo's contributions under the 401(k) plan. Stock-based compensation consists of option grants under the Employee Incentive Stock Option Plan.

Cash-Based Compensation

     As discussed above, the Committee considers the Watson-Wyatt survey in determining executive officer base salary and bonus awards under the Management

Incentive Bonus Plan. In addition, the Committee evaluates the following factors, which are ranked in order of importance:

         - company-wide performance measured by attainment of specific strategic objectives and quantitative measures;

         - individual performance;

         - compensation levels at comparable manufacturing companies; and

         - historical cash and equity compensation levels.

     The primary quantitative measure that the Committee considers is return on assets, although earnings per share and revenue growth are also relevant. Qualitative factors include the quality and progress of Perrigo's marketing and manufacturing operations and the success of strategic actions, such as acquisitions of lines of business or introduction of new products.

     The Board of Directors determines Perrigo's annual contribution under the Profit-Sharing Plan. All employees with at least one year of service share the contribution. The contribution to each individual under the Profit-Sharing Plan is based on the ratio of total individual compensation (limited to a maximum of $160,000 for fiscal year 2000) to total compensation of all participants for the same plan year. For fiscal year 2000, we made Profit-Sharing Plan contributions of $8,480 on behalf of Messrs. Hendrickson and Olesnavage.

Stock-Based Compensation

     Certain designated key management employees, including the CEO and other executive officers, participate in Perrigo's Employee Incentive Stock Option Plan. The number of shares underlying option grants to these employees is based on an evaluation of the officer's performance and is subject to the approval of the Committee. Options granted under the Plan must have an exercise price at least equal to the fair market value of Perrigo common stock on the grant date as determined by the Committee. The Committee views the Stock Option Plan as an effective incentive for executive officers to create value for shareholders since the ultimate value of a stock option is directly related to the increase in the market price of Perrigo's common stock.

     Fiscal year 2000 option grants to the named executive officers were as follows: David T. Gibbons, 750,000 shares (granted in connection with his employment); Michael J. Jandernoa, no shares; Mark P. Olesnavage, 120,718 shares; Douglas R. Schrank, 160,718 shares (including 70,000 shares granted in connection with his employment); John T. Hendrickson, 110,718 shares; Richard G. Hansen, no shares; and Craig G. Hammond, no shares.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Jandernoa, the Chairman of the Board, served as Perrigo's CEO until April 30, 2000. As a principal shareholder of Perrigo prior to its sale of shares of common stock to the public in December 1991, Mr. Jandernoa retains a substantial share ownership in

Perrigo, aligning his interests with those of Perrigo shareholders. The Committee believes that Mr. Jandernoa's compensation as CEO was below the compensation of CEOs of comparable companies. Mr. Jandernoa's salary and annual bonus were determined based on the same criteria used to establish executive officer salaries and annual bonuses.

     On May 1, 2000, David T. Gibbons became Perrigo's President and Chief Executive Officer. Mr. Gibbons' compensation and benefits are determined pursuant to the terms of his employment agreement, which is described on page
14. In recommending the employment of Mr. Gibbons to the Board on the terms included in his employment agreement, the Committee considered the importance of hiring a President and CEO with an outstanding business and leadership record and the competitive environment for executive talent. Mr. Gibbons' compensation is intended to:

         - provide a package of incentives that will motivate him to provide long-term leadership for Perrigo;

         - align his interests as CEO with shareholder interests through an emphasis on incentive compensation; and

         - provide adequate protection for him to make the strategic and investment decisions required to be made by the CEO to effectively run the business.

     The Committee believes that the terms of Mr. Gibbons' employment are similar to terms granted to chief executive officers of comparable companies and are necessary to attract and retain a chief executive officer of his stature.

SUMMARY

     The Committee, the Board of Directors and senior management carefully review executive compensation. After reviewing Perrigo's compensation programs, the Committee has concluded that the amounts paid to executive officers, including stock options, in fiscal year 2000 appropriately reflect individual performance, are linked to Perrigo's financial, operational and market results, and are generally competitive with amounts paid to executive officers of comparable companies.

DEDUCTIBILITY OF COMPENSATION

     Internal Revenue Code Section 162(m) limits the deductibility by Perrigo of compensation in excess of $1,000,000 paid to each of the CEO and the next four most highly paid officers. Certain "performance based compensation" is not included in compensation counted for purposes of the limit. The Committee's policy is to establish and maintain a compensation program that will optimize the deductibility of compensation. The Committee, however, reserves the right to use its judgment to authorize compensation that may not be fully deductible where merited by the need to respond to changing business conditions or by an executive officer's individual performance.

                                          Peter R. Formanek, Chairman
                                          L.R. Jalenak, Jr.
                                          Herman Morris, Jr.

                              COMPANY PERFORMANCE

     This graph shows a five-year comparison of cumulative total return for Perrigo from June 30, 1995 through July 1, 2000 with the cumulative total returns for the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index from June 30, 1995 through June 30, 2000. Data points are, for Perrigo, the last day of each fiscal year and, for the indices, June 30 of each year. Perrigo's fiscal year ended on June 30 until 1998, on July 3 in 1999 and on July 1 in 2000. The graph assumes an investment of $100 at the beginning of the period and the reinvestment of any dividends. Total returns are based on market capitalization.

PERFORMANCE GRAPH

                            CUMULATIVE TOTAL RETURN

----------------------------------------------------------------------------------------------------------------
                                        6/30/95      6/30/96      6/30/97      6/30/98      7/3/99      7/1/00
----------------------------------------------------------------------------------------------------------------
  Perrigo Company                        $100         $102         $113         $ 91         $ 77        $ 57
  Nasdaq Stock Market (U.S.)              100          128          156          206          302         437
  Nasdaq Pharmaceutical Index             100          147          150          153          219         481

               AMENDMENT OF EMPLOYEE INCENTIVE STOCK OPTION PLAN

     The Board of Directors has approved the amendment of our Employee Incentive Stock Option Plan to (1) extend the term of the Plan until August 25, 2010 and
(2) increase the number of shares reserved for issuance under the Plan from 12,420,000 to 15,000,000. The Board believes that the increase in shares will ensure that enough shares are available for future grants under the Plan to attract and hire new employees and to compensate current employees and recommends that you approve this amendment. The following summary describes the basic features of the Plan; however, it is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the Plan.

THE EMPLOYEE OPTION PLAN GENERALLY

     The Board originally adopted and shareholders approved the Plan in August 1988. The Plan has been amended from time to time since its initial adoption. Currently, options may not be granted pursuant to the Plan after August 15, 2005. The Board is proposing that the term of the Plan be extended until August 25, 2010.

     The Plan provides for the grant of stock options to key employees, including employees who are officers and members of the Board. Non-employee directors may not receive options under the Plan. We currently have approximately 150 employees who are eligible to participate in the Plan. Options granted under the Plan may be in the form of incentive stock options or non-qualified stock options.

SHARES AVAILABLE UNDER THE PLAN

     As of September 1, 2000, options covering all 12,420,000 shares reserved for issuance have been granted. Over the life of the Plan, 4,238,684 shares have been issued pursuant to option exercises, and 6,820,840 shares are subject to currently outstanding options. Previously granted options covering 1,360,476 shares have lapsed and, therefore, are available for reissuance under the Plan. The Board proposes to amend the Plan to increase the number of shares that can be issued to 15,000,000. The number of shares that can be issued and the number of shares subject to outstanding options may be adjusted in the event of a stock split, stock dividend, recapitalization or other similar event affecting the number of shares of Perrigo's common stock.

PLAN ADMINISTRATION

     The Compensation Committee of the Board of Directors administers the Plan. Subject to the specific terms of the Plan, the Committee determines eligibility as well as the timing, type, amount and terms of grants. The Committee also interprets the Plan and the terms of any options granted under the Plan and makes all other determinations necessary or advisable for the Plan's administration.

TERMS AND CONDITIONS OF OPTIONS

     Options granted under the Plan may be either incentive stock options, as defined under the tax laws, or non-qualified stock options. The per share exercise price may not be less than the fair market value of Perrigo common stock on the date the option is granted. The Compensation Committee may specify the expiration date and vesting requirements for each option, so long as the exercise period for an incentive stock option is not more than 10 years. A holder may pay the exercise price of an option in cash, in previously acquired shares, or through a combination of the foregoing. Incentive stock options are subject to additional limitations relating to such things as employment status, minimum exercise price, maximum value of the stock underlying the options and a required holding period for stock received upon the exercise of the option. The holder of Plan options may only transfer those options by will or by the laws of descent and distribution.

     Regardless of the vesting requirements that apply to an option, the Plan provides that options immediately vest and may be exercised in whole or in part upon a change in control of Perrigo prior to the expiration dates of the options. Generally, change of control is defined in the Plan to mean (1) the ownership of 50% or more Perrigo common stock by a person who was not a shareholder on the date the Plan was initially adopted and (2) a change in Board composition so that a majority of the Board is comprised of individuals who are neither incumbent members nor their nominees.

TERMINATION OF EMPLOYMENT

     The Plan provides that upon the holder's death, disability or retirement options immediately vest and may be exercised in whole or in part prior to the expiration dates of the options. If an option holder's employment is terminated involuntarily for economic reasons, for example, restructurings, dispositions or layoffs, as determined in the discretion of the Compensation Committee, he or she may exercise any vested options until the earlier of 24 months after termination and the expiration dates of the options. Unvested options will continue to vest during the post-termination exercise period. If an option holder's employment is terminated for cause, he or she will forfeit all options. In all other cases of termination of employment, an option holder may exercise his or her vested options for the earlier of three months after termination and the expiration of the options. In certain circumstances, the Plan provides for extended exercisability when an option holder dies following termination. In its discretion, the Compensation Committee may extend the time period during which an option holder may exercise any non-qualified option.

OUTSTANDING OPTIONS

     We cannot determine the number of shares that may be acquired under stock options that will be awarded under the Plan. On September 8, 2000, the last reported sale price of Perrigo common stock on the Nasdaq National Market was $7.125 per share. Although non-employee directors do not participate in the Plan, over the life of the Plan, certain former employees who are now non-employee directors received grants under the Plan while they were employees. These amounts are included in the table below. As of September 1, 2000, the following options had been granted under the Plan:

                                NAME                                   NUMBER OF SHARES
    David T. Gibbons                                                        750,000
      President and Chief Executive Officer
    Michael J. Jandernoa                                                    195,000
      Chairman of the Board (Chief Executive Officer through
      April 30, 2000)
    Mark P. Olesnavage                                                      447,718
      Executive Vice President, Sales, Marketing and Scientific
      Affairs
    Douglas R. Schrank                                                      160,718
      Executive Vice President and Chief Financial Officer
    John T. Hendrickson                                                     241,718
      Executive Vice President, Operations
    Richard G. Hansen                                                       520,000
      President and Chief Operating Officer (through October 31,
      1999)
    Craig G. Hammond                                                        178,000
      President, Perrigo International (through September 3,
      1999)
    F. Folsom Bell                                                           75,000
      Executive Vice President, Business Development
    All current executive officers                                        1,675,154
    All current directors who are not executive officers                    715,000
    All employees (other than current executive officers)                 5,496,088

TAX CONSEQUENCES

     Participants in the Plan do not recognize taxable income by reason of the grant or vesting of an option, and Perrigo does not receive a tax deduction by reason of either event. At exercise, the federal tax consequences vary depending on whether the award is an incentive stock option or a non-qualified stock option.

Incentive Stock Options

     Upon exercise of an incentive stock option, its holder does not recognize taxable income, and Perrigo does not receive a tax deduction. Nonetheless, the excess of the value of Perrigo common stock on the date of exercise over the exercise price is an adjustment that increases alternative minimum taxable income, the base upon which alternative minimum tax is computed.

     If the holder has not been employed by Perrigo within the three months preceding his or her option exercise, or if he or she sells the shares acquired on exercise within two years from the grant date or within one year from the exercise date, then he or she will recognize taxable income equal to the lesser of the gain on any sale or the difference between the value of the stock at the time of exercise and the exercise price. If the shares are sold at a gain after they have been held at least one year and more than two years after the grant date, any gain will be treated as a long-term capital gain. Any loss recognized upon a taxable disposition of the shares generally would be characterized as a capital loss.

Non-Qualified Stock Options

     Upon exercise of a non-qualified stock option, its holder recognizes ordinary income in an amount equal to the difference between the value of Perrigo common stock at the time of exercise and the exercise price. Generally, Perrigo is entitled to a corresponding tax deduction for compensation income recognized by the holder. Upon the subsequent sale of the shares acquired in the exercise, the holder will recognize a short-term or long-term capital gain or loss, depending on the length of time he or she has held the shares.

PLAN AMENDMENT AND TERMINATION

     Currently, the Plan will terminate on August 15, 2005. The Board proposes to extend the term of the Plan until August 25, 2010. Generally, the Board may amend, suspend or terminate the Plan at any time. An amendment must be approved by our shareholders, however, if it increases the number of shares available for issuance under the Plan, expands the class of individuals eligible for participation, changes provisions as to the price at which options may be granted, or extends the Plan's term. Further, if any action that the Board proposes to take will have a significant adverse effect on any options outstanding under the Plan, then the affected option holders must consent to the action.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT OF THE
                     EMPLOYEE INCENTIVE STOCK OPTION PLAN.

           AMENDMENT OF NON-QUALIFIED STOCK OPTION PLAN FOR DIRECTORS

     The Board of Directors has approved the amendment of our Non-Qualified Stock Option Plan for Directors to increase the number of shares reserved for issuance under the Plan from 268,000 to 525,000. The Board believes that director stock ownership provides performance incentives and enables Perrigo to attract and retain experienced and knowledgeable non-employee directors to the benefit of Perrigo and the shareholders. The Board recommends that you approve this amendment. The following summary describes the basic features of the Plan; however, it is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the Plan.

THE DIRECTOR OPTION PLAN GENERALLY

     The Board originally adopted and shareholders approved the Plan in July 1989. The Plan has been amended from time to time since its initial adoption. All non-employee directors of Perrigo are eligible to participate in the Plan. Only non-qualified stock options may be granted under the Plan. Under the current director compensation program established by the Board, newly elected non-employee directors receive an option grant upon joining the Board, and continuing directors receive option grants annually.

SHARES AVAILABLE UNDER THE PLAN

     We currently have 268,000 shares of common stock reserved for issuance under the Plan. As of September 1, 2000, options covering 268,000 shares reserved for issuance have been granted. Over the life of the Plan, 74,670 shares have been issued pursuant to option exercises, and 91,000 shares are subject to currently outstanding options. Previously granted options covering 102,330 shares have lapsed and, therefore, are available for reissuance under the Plan. The Board proposes to amend the Plan to increase the number of shares that can be issued to 525,000. The increase in the number of shares issuable under the Plan will allow us to continue to emphasize incentive compensation for non-employee directors that aligns their interests with the interests of shareholders. The number of shares that can be issued and the number of shares subject to outstanding options may be adjusted in the event of a stock split, stock dividend, recapitalization or other similar event affecting the number of shares of Perrigo's common stock.

PLAN ADMINISTRATION

     The Board administers the Plan. Subject to the specific provisions of the Plan, the Board determines eligibility as well as the timing, amount and terms of grants. The Board also interprets the Plan and the terms of any options granted under the Plan and makes all other determinations necessary or advisable for the Plan's administration.

TERMS AND CONDITIONS OF OPTIONS

     The exercise price for an option granted under the Plan may not be less than the fair market value of Perrigo common stock on the date the option is granted. The Board generally has the discretion to set the expiration date and vesting requirements for each option. After leaving the Board, a holder may exercise any vested options until the earlier of the original expiration date and the period of exercisability determined by the Board. The holder of Plan options may only transfer those options by will or by the laws of descent and distribution.

     Regardless of the vesting requirements that apply to an option, the Plan provides that options immediately vest and may be exercised in whole or in part upon the holder's death or disability or upon a change in control of Perrigo prior to the expiration date of the option. Generally, change of control is defined in the Plan to mean (1) the ownership of 50% or more Perrigo common stock by a person who was not a shareholder on the date the Plan was initially adopted and (2) a change in Board composition so that a majority of the Board is comprised of individuals who are neither incumbent members nor their nominees.

OUTSTANDING OPTIONS

     Currently, each newly elected non-employee director receives Plan options to purchase 5,000 Perrigo shares, and each continuing director annually receives options to purchase Perrigo shares having a value on the date of grant of $25,000. Because we do not know the number of years that an individual will serve on the Board, the amount of options that any individual will receive under the Plan cannot be determined. Since Plan participation is limited to non-employee directors, no executive officer, employee director or other person receives Plan options. As of September 1, 2000, the nominees standing for election at this Annual Meeting, except David T. Gibbons, who does not participate in the Plan, have received options to purchase the following shares:
F. Folsom Bell, who received options under the Plan prior to becoming an executive officer, 50,000 shares; and Richard G. Hansen, who received options under the Plan during periods in which he did not serve as an executive officer, 6,000 shares. On September 8, 2000, the last reported sale price of Perrigo common stock on the Nasdaq National Market was $7.125 per share.

TAX CONSEQUENCES

     The grant of an option under the Plan is not a taxable event for the recipient on the date of the grant. Upon exercise of an option, its holder recognizes ordinary income in an amount equal to the difference between the value of Perrigo common stock at the time of exercise and the exercise price. Generally, Perrigo is entitled to a corresponding tax deduction for compensation income recognized by the holder. Upon the subsequent sale of the shares acquired in the exercise, the holder will recognize a short-term or long-term capital gain or loss, depending on the length of time he or she has held the shares.

TERMINATION AND AMENDMENT OF PLAN

     Generally, the Board may amend, suspend or terminate the Plan at any time. An amendment must be approved by our shareholders, however, if it increases the number of shares available for issuance under the Plan. Further, if any action that the Board proposes to take will have a significant adverse effect on any options outstanding under the Plan, then the affected option holders must consent to the action.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT OF THE
                 NON-QUALIFIED STOCK OPTION PLAN FOR DIRECTORS.

                            INDEPENDENT ACCOUNTANTS

     BDO Seidman, LLP has been Perrigo's independent accounting firm since 1988. The Board has engaged BDO Seidman as its independent accountants for fiscal year 2001. Representatives of BDO Seidman will be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and to respond to questions.

                           ANNUAL REPORT ON FORM 10-K

     A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JULY 1, 2000, INCLUDING SCHEDULES, THAT IS ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION IS INCLUDED IN THE ANNUAL REPORT DELIVERED WITH THIS PROXY STATEMENT. IF YOU WOULD LIKE A COPY OF THE EXHIBITS TO THE FORM 10-K, PLEASE CONTACT JOHN
R. NICHOLS, SECRETARY, PERRIGO COMPANY, 515 EASTERN AVENUE, ALLEGAN, MICHIGAN 49010.

                                  PERRIGO LOGO

                                                                     PGOCO-PS-00

                                                                      APPENDIX A






              PERRIGO COMPANY EMPLOYEE INCENTIVE STOCK OPTION PLAN


                        AS ADOPTED ON AUGUST 24, 1988 AS
         AMENDED AND RESTATED AS OF AUGUST 15, 1995 AND AUGUST 28, 1997
                  AS AMENDED APRIL 14, 1999 AND AUGUST 25, 2000

              PERRIGO COMPANY EMPLOYEE INCENTIVE STOCK OPTION PLAN


1.       Name and Purpose.

         This plan shall be known as the Perrigo Company Employee Incentive Stock Option Plan (hereinafter called the "Plan"). The Plan is intended as an incentive to certain officers and key employees (hereinafter called "Participant" or "Participants") of Perrigo Company (hereinafter called the "Company") and its Subsidiaries to remain in the employ of the Company and its Subsidiaries, as the case may be, and to encourage stock ownership by the Participants in the Company, in order that they may acquire a proprietary interest in the business of the Company. Stock options granted under the Plan may be of two types, incentive stock options ("Incentive Stock Options") and non-qualified stock options. It is intended that Incentive Stock Options granted under the Plan shall constitute "incentive stock options" within the meaning of
Section 422(b) of the Internal Revenue Code of 1986 as now in effect or as later amended (the "Code") and shall be subject to the tax treatment described in
Section 421 of the Code. As used herein and in any option granted hereunder, "Subsidiary" or "Subsidiaries" shall mean the same as those terms are defined in
Section 424(f) of the Code.

2.       Stock.

         All stock subject to options under the Plan shall be authorized but unissued or reacquired common stock, without par value, of the Company (hereinafter called "Common Stock"). The aggregate number of shares of Common Stock which may be issued to all Participants under options granted under this Plan shall not exceed 15,000,000 shares.* In the event that any outstanding option under the Plan expires for any reason, including failure to satisfy any vesting requirement imposed pursuant to Section 7 of the Plan, the shares of Common Stock allocable to the unexercised portion of such option may again be subjected by the Company to an option under the Plan.

3.       Administration.

         The Plan shall be administered by a committee appointed by the Board of Directors of the Company (the "Committee") to whom administration of the Plan has been duly delegated. The Committee shall consist of three or more directors of the Company. To the extent required to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), each member of the Committee shall qualify as a "non-employee director," as defined therein. To the extent required to comply with Code Section 162(m) and the related regulations, each member of the Committee shall qualify as an "outside director," as defined therein.

-----------------------
* Adjusted for the three and one-half-for-one common stock split, effective November, 1991 and the two-for-one common stock split, effective August, 1993. Amended August, 1997, and August, 2000 to increase the shares of Common Stock which may be issued under the Plan.

         The Committee in its discretion shall determine whether and to what extent options granted under the Plan shall be designated as Incentive Stock Options. With respect to the granting of options pursuant to this Plan, the Committee shall hold meetings at such times and places as it may determine, and all action with respect to this Plan shall be taken by a majority of its members. The management of the Company shall, if requested by the Committee, make recommendations to the Committee with respect to the Participants whom the management believes should be granted options and the amount of Common Stock to be subject to the options granted to each under the Plan, but the Committee shall have the full right and responsibility to determine from time to time which officers and employees of the Company and its Subsidiaries shall be granted options under the Plan, the time or times at which options shall be granted, the number of shares of Common Stock to be covered by each option and the terms and conditions of each option granted. In making such determinations, the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the success of the Company and such other factors as the Committee in its discretion shall deem relevant.

         The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under the Plan shall be final. No member of the Committee or officer of the Company shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. All actions taken by the Committee with respect to any option granted pursuant to the Plan shall be conclusively binding on the Company and the Participant.

4.       Eligibility.

         The Participants eligible to receive options shall be such key employees, including officers, of the Company and its Subsidiaries as the Committee may select from time to time. No non-employee director of the Company may participate under the Plan. An employee who has been granted an option or options at any time may be granted an additional option or options at a later time or times if the Committee shall so determine.

5.       Option Price.

         Each option shall state the option price, which shall not be less than one hundred percent (100%) of the fair market value of the shares of Common Stock of the Company on the date of the granting of the option; provided, however, the option price for any Incentive Stock Option granted to a Participant who then owns (or is deemed to own under the applicable provisions of the Code and rules and regulations promulgated thereunder) stock of the Company or its Subsidiaries possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary shall not be less than one hundred and ten percent (110%) of the fair market value of the shares of Common Stock of the Company on the date of granting of the option. For purposes of the Plan, "fair market value" shall be the average of the highest price and the lowest price at which the Common Stock is traded on the date of determination, or on the most recent date on which the Common Stock is traded prior to that date, as reported on the NASDAQ National Market. Subject to the foregoing, the Committee shall have full authority and discretion in fixing the option price, and shall be fully protected in so doing.

6.       General Limitation on Incentive Stock Options.

         The aggregate fair market value (determined as of the date on which the option is granted) of stock with respect to which options designated as Incentive Stock Options, together with incentive stock options under any other plan of the Company (and any parent or subsidiary corporation within the meaning of Sections 424(e) and (f) of the Code), are exercisable for the first time by any employee in any calendar year shall not exceed $100,000. In addition, no option designated as an Incentive Stock Option may be granted under the Plan if such grant, together with any other applicable grant of Incentive Stock Options under the Plan or incentive stock options under any other plan of the Company (and any parent corporation within the meaning of Section 424(e) of the Code or any subsidiary), would exceed any other applicable maximum established under
Section 422 of the Code for incentive stock options. If an option granted under the Plan which is designated as an Incentive Stock Option exceeds such limitations, such option, to the extent of such excess, shall be a separate non-qualified option.

7.       Terms and Conditions of Options.

         All options granted pursuant to the Plan shall be authorized by the Committee and shall be issued in the form approved by the Committee from time to time; provided, however, that any such options granted shall be subject to the following terms and conditions:

         (a) Number of Shares and Option Price. Each option shall state the number of shares of Common Stock to which it pertains and the option price per share.

         (b) Continued Employment. Each Participant shall agree to remain in the employment of and to render to the Company or its Subsidiary, as the case may be, his or her services for such time period as may be determined by the Committee at the time of granting the option, and such option shall not vest or be exercisable during said time period; provided, however, that the Committee may, at its discretion, provide for no vesting or may provide for staggered vesting, in which event the option for those shares of Common Stock for which the required staggered vesting period has been met shall vest and may thereafter be exercised even though the option as to other shares of stock in the same grant or any subsequent grant has not then vested.

         (c) Term and Vesting of Options. Each option shall vest and may only be exercised, if at all, between the original exercise date and the expiration date determined pursuant to the provisions of this Plan or, as otherwise may be determined from time to time by the Committee, provided that an option intended to qualify as an Incentive Stock Option shall have a term of not more than ten years, and provided further that if an optionee owns (or is deemed to own under applicable provisions of the Code and the rules and regulations promulgated thereunder) stock of the Company or its Subsidiaries possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, and an option granted to such optionee is intended to qualify as an Incentive Stock Option, the term of such option shall be no more than five years. Wherever in this Section 7 reference is made to the "respective terms of the options," such reference shall, in the case of Incentive Stock Options, mean the term determined pursuant to this Section 7(c) and shall, in all other cases, mean the term specified by the Committee at the time of granting of the option.

         (d) Nontransferability of Options. During the lifetime of the Participant, the option shall be exercisable only by him or her while he or she is employed by the Company or its Subsidiary or within the time period specified in subsection (f), (g), (h) or (j) below, as the case may be, and shall not be assignable or transferable by him or her and no other person shall acquire any rights therein. On the death of the Participant, his or her option may only be transferred or assigned by his or her will or by the laws of descent and distribution and, in such event, may only be exercised within the time period and in the manner specified in subsection (f) or (k) below.

         (e) Vesting on Change of Control. Notwithstanding the vesting period specified in any option granted under the Plan, each such option shall immediately vest in full on the date on which (i) any Person (as that term is defined in Section 2(2) of the Securities Act of 1933 and Section 13(d)(3) of the Exchange Act, as hereafter amended from time to time) acquires or otherwise becomes the owner of voting stock of the Company, which, together with all other voting stock of the Company then owned or controlled by such Person, represents fifty percent (50%) or more of the then issued and outstanding voting stock of the Company or (ii) the composition of the Board of Directors of the Company is changed such that a majority of the members of the Board of Directors is comprised of individuals who are neither incumbent members nor nominated or appointed by a majority of such incumbent members or their nominees, and each such vested option may thereafter be exercised, in whole or in part, at any time prior to the expiration of the respective terms of the options.

         (f) Termination of Employment by Death or Disability. If the Participant's employment with the Company or its Subsidiary is terminated by death or disability (as defined in the Company's long-term disability insurance plan under which such Participant is then covered), all of his or her options shall immediately vest in full and may thereafter be exercised in whole or in part by the duly appointed fiduciary of the deceased Participant's estate or the person or persons to whom such option is transferred by his or her will or by the laws of descent and distribution of the state in which Participant resided at the time of his or her death (the "Beneficiary"), or, in the case of disability by the disabled Participant or the conservator of his or her estate, at any time prior to the expiration of the respective terms of the options.

         (g) Termination of Employment by Retirement. If the Participant's employment with the Company or its Subsidiary is terminated by his or her retirement (i) pursuant to a voluntary early retirement program approved by the Board of Directors of the Company or the Committee, (ii) after attaining age 65,
(iii) after attaining age 60 with ten or more years of service with the Company or its Subsidiary, or (iv) as otherwise determined by the Board of Directors of the Company or the Committee in accordance with the Company's then existing policies and programs, all of his or her options shall immediately vest in full and may be thereafter exercised in whole or in part by the Participant at any time prior to expiration of the respective terms of the options.

         (h) Involuntary Termination of Employment for Economic Reasons. If the Participant's employment with the Company or its Subsidiary is terminated involuntarily for economic reasons (including, without limitation, restructurings, dispositions and layoffs) as determined by the Board of Directors of the Company or the Committee, the Participant may thereafter exercise his or her options, in whole or in part, at any time not later than the earlier of (i) 24 months following termination of employment or (ii) the expiration of the respective terms of the options. Vesting of options not fully vested at employment termination shall not be accelerated, but the options shall continue to vest during the post-termination exercise period according to the vesting schedule in effect prior to employment termination as if the Participant had remained employed by the Company or its Subsidiary during the post-termination exercise period. Any options that do not vest during the post-termination exercise period will be forfeited at the end of such period.

         (i) Termination of Employment for Cause. If the Participant's employment with the Company or its Subsidiary is terminated for cause, the Participant's right to exercise his or her options shall terminate at the time such notice of termination of employment is given by the Company or its Subsidiary to the Participant. For purposes of this provision, a termination for cause shall include any of the following reasons:

              (1) The commission of an act which, if proven in a court of law, would constitute a felony violation under applicable criminal laws;

              (2) A breach of any material duty or obligation imposed upon the Participant by the Company or its Subsidiary;

              (3) Divulging the Company's or its Subsidiary's confidential information, or breaching or causing the breach of any confidentiality agreement to which the Participant or the Company or its Subsidiary is a party;

              (4) Engaging or assisting others to engage in business in competition with the Company or its Subsidiary;

              (5) Refusal to follow a lawful order of the Participant's superior or other conduct which the Board of Directors of the Company or the Committee determines to represent insubordination on the part of the Participant; or

              (6) Other conduct by the Participant which the Board of Directors of the Company or the Committee, in its discretion, deems to be sufficiently injurious to the interests of the Company or its Subsidiary.

         (j) Other Terminations of Employment. With respect to any termination of employment not covered by Sections 7(f), 7(g), 7(h) or 7(i), the Participant shall have the right to exercise his or her options not later than the earlier of (i) three months following termination of employment with the Company or its Subsidiary or (ii) the expiration of the respective terms of the options, but only to the extent that the Participant's right to exercise the options has vested prior to such termination.

         (k) Death Following Termination of Employment. If a Participant dies following retirement and while his or her options remain exercisable pursuant to
Section 7(g), the duly appointed fiduciary of the deceased Participant's estate or his or her Beneficiary may exercise the options at any time prior to the expiration of the respective terms of the options. If a Participant dies following termination of employment and while his or her options remain exercisable pursuant to Section 7(h), the duly appointed fiduciary of the deceased Participant's estate or his or her Beneficiary may exercise the options (to the extent such options were vested and exercisable prior to death), at any time prior to the later of 24 months after the Participant's termination of employment or 12 months after the date of death, but in no event later than the expiration of the respective terms of the options. If a Participant dies following termination of employment and while his or her options remain exercisable pursuant to Section 7(j), the duly appointed fiduciary of the deceased Participant's estate or his or her Beneficiary may exercise the options (to the extent such options were vested and exercisable prior to death), at any time prior to the earlier of (i) 12 months after the date of death or (ii) the expiration of the respective terms of the options.

         (l) Lapse of Option. If the Participant's employment with the Company or its Subsidiary is terminated for any reason prior to the earliest date on which the Participant's option may be exercised pursuant to its terms, and if such option does not become exercisable on the Participant's termination date pursuant to this Section 7, then the option shall lapse effective as of the Participant's termination of employment.

         (m) Committee Discretion as to Non-Qualified Options. Notwithstanding the foregoing provisions of this Section 7, the Committee, in its discretion, may alter the terms and conditions respecting the time that an optionee has to exercise any non-qualified option and may extend the time that an optionee has to exercise any outstanding non-qualified option.

         (n) Covered Employee Limitation. Options for more than 100,000 shares of Common Stock may not be granted in any calendar year to any Participant who is or is expected to be a "covered employee" within the meaning of Code Section 162(m) and the related regulations for the year in which such options are taxable to such Participant.

8.       Other Option Provisions.

         Any option granted under the Plan may contain such provisions, including, without limitation, restrictions upon the exercise of the option and subsequent transfer of the underlying stock, as the Committee shall deem advisable, provided that, with respect to an Incentive Stock Option, any such limitations or restrictions do not violate the provisions of Section 422 of the Code, or of any regulations promulgated thereunder.

9.       Term of Plan.

         Options must be granted pursuant to the Plan, if at all, within a period of ten (10) years from August 25, 2000, which is the date the original term of the Plan was extended; provided that the Committee may revise or discontinue the Plan at any time in accordance with Section 14.

10.      Exercise of Option and Payment of Option Price.

         Subject to Sections 6 and 7 above, each option granted under the Plan may be exercised in whole or in part, over the term of the option, by delivery to the President, Secretary, Assistant Secretary or chief financial officer of the Company of a duly executed notice of exercise in the form provided by the Company. The exercise price of an option shall be paid in full at the time of exercise either in cash, or through the surrender of previously-acquired shares of Common Stock that have been held by the Participant for at least six months and that have a value equal to the exercise price of the option, or by a combination of the foregoing. The Company may withhold, or allow the Participant to remit to the Company, any Federal, state or local taxes applicable to any exercise or other event giving rise to income tax liability with respect to an option. In order to satisfy all or a portion of such income tax liability, the Participant may elect to surrender previously-acquired shares of Common Stock or to have the Company withhold shares of Common Stock that would otherwise have been issued pursuant to the exercise of the option; provided that any withheld shares, or any surrendered shares previously acquired from the Company and held by the Participant for less than six months, may only be used to satisfy the minimum tax withholding required by law.

11.      Adjustment Provisions.

         In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalization, combination of shares, exchange of shares, mergers, consolidations, separations, reorganizations, liquidations, or otherwise, the number and class of shares available for options under the Plan and the shares subject to any outstanding options and the option price thereof shall be equitably adjusted by the Committee.

12.      Mergers or Consolidations.

         In the event of the merger or consolidation of the Company into or with another corporation in which the Company ceases to exist, the option shall be transferred into options of the surviving corporation to purchase the same comparable number of shares of the surviving corporation and on the same terms and conditions as provided for and contained in the options granted under the Plan, and the Company shall require, as a condition to such merger or consolidation, that the surviving corporation adopt the Plan as its plan and issue comparable options to purchase shares of its stock.

13.      Loans to Participants.

         The Company may make loans to any one or more of the Participants as authorized by the Committee, and on terms and conditions set by the Committee, for the purpose of financing the exercise of options granted under the Plan; provided, however, that the maximum aggregate amount of any such loan or loans to a Participant may not exceed the amount of the Participant's current year base salary, excluding bonuses.

14.      Amendment or Termination of Plan.

         The Committee may amend, suspend or terminate this Plan at any time and from time to time. However, without the approval of a majority in interest of the stockholders of the Company, no amendment shall be made which shall either
(i) increase the maximum number of shares of Common Stock which may be issued under the options granted under the Plan, (ii) expand the classes of persons eligible to be granted options under the Plan, (iii) change the provisions of the Plan respecting the price at which options shall be granted, or (iv) extend the term of the Plan. No amendment of the Plan shall adversely affect rights or obligations under the Plan with respect to options granted prior to such amendment. To the extent that any provision of the Plan or any terms or conditions of any Incentive Stock Option issued under the Plan shall hereafter be determined to be in conflict with the provisions of Code Section 422, as amended from time to time, such provision, term or condition shall be amended by the Committee to bring such option into conformity with said Section.

15.      General Provisions.

         (a) Nothing in the Plan nor in any instrument executed pursuant hereto shall confer upon any employee any right to continue in the employ of the Company or a Subsidiary or shall affect the right of the Company or of a Subsidiary to terminate the employment of any employee at any time with or without cause.

         (b) No shares of Common Stock shall be issued or transferred pursuant to an option granted under the Plan unless and until all legal requirements applicable to the issuance or transfer of such shares have, in the opinion of counsel to the Company, been met.

         (c) No employee and no beneficiary or other person claiming under or through him or her shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purposes of the Plan or subject to any option except as to such shares of Common Stock, if any, as shall have been issued pursuant to the exercise of such option.

         (d) The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan may be used for any general corporate purposes.

16.      Effective Date and Termination Date of Plan.

         The Plan was originally adopted by the Board of Directors of the Company on August 24, 1988. The Plan was amended and restated effective as of August 15, 1995 and again as of August 28, 1997. The Plan was amended on April 14, 1999, and on August 25, 2000 at which time the termination date of the Plan was extended from August 15, 2005 to August 25, 2010.

                                                                      APPENDIX B









                 PERRIGO COMPANY NON-QUALIFIED STOCK OPTION PLAN
                                  FOR DIRECTORS


                            AS ADOPTED IN JULY, 1989
              AS AMENDED AND RESTATED EFFECTIVE AS OF AUGUST, 1997
                           AS AMENDED AUGUST 25, 2000

          PERRIGO COMPANY NON-QUALIFIED STOCK OPTION PLAN FOR DIRECTORS


1.       Name and Purpose.

         This plan shall be known as the Perrigo Company Non-Qualified Stock Option Plan for Directors (hereinafter called the "Plan"). The Plan is intended to attract and retain the services of experienced and knowledgeable non-employee directors (hereinafter called "Participant" or "Participants") to serve on the Board of Directors of Perrigo Company (hereinafter called the "Company") and to provide additional incentive for such Participants to work for the best interest of the Company and its shareholders through ownership of its common stock.

2.       Stock.

         All stock subject to options under the Plan shall be authorized but unissued or reacquired common stock, without par value, of the Company (hereinafter called "Common Stock"). The aggregate number of shares of Common Stock which may be issued to all Participants under options granted under this Plan shall not exceed 525,000 shares.* In the event that any outstanding option under the Plan expires for any reason, including failure to satisfy any vesting requirement imposed pursuant to subsection 6(b) of the Plan, the shares of Common Stock allocable to the unexercised portion of such option may again be subjected by the Company to an option under the Plan.

3.       Administration.

         The Plan shall be administered by the Board of Directors of the Company or by a committee of the Board of Directors hereafter designated to administer the Plan by the Board of Directors of the Company. Any committee of the Board of Directors designated to administer the Plan shall consist of not less than three directors of the Company. To the extent required to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), each member of any such committee shall qualify as a "non-employee director," as defined therein. As used herein, "Board" shall mean and include the Board of Directors of the Company and any committee designated by the Board to administer the Plan.

         With respect to the granting of options pursuant to the Plan, the Board shall hold meetings at such times and places as it may determine, and all action with respect to the Plan shall be taken by a majority of its members. The Board shall have the full right and responsibility to determine from time to time which outside Directors of the Company shall be granted options under the Plan, the time or times at which options shall be granted, the number of shares of Common Stock to be covered by each option and the terms and conditions of each option granted.



-----------------------
* Adjusted for the three and one-half-for-one common stock split, effective November, 1991 and the two-for-one common stock split, effective August, 1993. Amended August, 1997, and August, 2000 to increase the shares of Common Stock which may be issued under the Plan.

         The interpretation and construction by the Board of any provisions of the Plan or of any option granted under the Plan shall be final. No member of the Board or officer of the Company shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. All actions taken by the Board with respect to any option granted pursuant to the Plan shall be conclusively binding on the Company and the Participant.

4.       Eligibility.

         The Participants eligible to receive options shall be those Directors of the Company who are not employed by the Company at the time of granting of any option under this Plan to such Director.

5.       Option Price.

         Each option shall state the option price, which shall not be less than one hundred percent (100%) of the fair market value of the shares of Common Stock of the Company on the date of the granting of the option. For purposes of the Plan, "fair market value" shall be the average of the highest price and the lowest price at which the Common Stock is traded on the date of determination or on the most recent date on which the Common Stock is traded prior to that date, as reported on the NASDAQ National Market. Subject to the foregoing, the Board shall have full authority and discretion in fixing the option price, and shall be fully protected in so doing.

6.       Terms and Conditions of Options.

         All options granted pursuant to the Plan shall be authorized by the Board and shall be issued in the form appended hereto or in such other form as the Board may from time to time prescribe; provided, however, that any such options granted shall contain the following terms and conditions:

         (a) Number of Shares and Option Price. Each option shall state the number of shares of Common Stock to which it pertains and the option price per share.

         (b) Term and Vesting. Each option shall vest and may only be exercised, if at all, between the original exercise date and the expiration date determined by the Board and specified in the option. Each Participant shall agree to continue, if elected by the shareholders, as a Director of the Company and to render to the Company his or her services as a Director for such time period, not to exceed six (6) years, as may be determined by the Board at the time of granting the option, and such option shall not vest or be exercisable during said time period; provided, however, that the Board may, at its discretion, provide for staggered vesting, in which event the option for those shares of Common Stock for which the required vesting period has been met shall vest and may be exercised thereafter even though the option as to other shares of stock in the same grant or any subsequent grant has not then vested.

         (c) Early Vesting of Options. Notwithstanding the vesting period specified in any option granted under the Plan, each such option shall immediately vest and may be exercised in whole or in part at any time after the date on which (i) any Person (as that term is defined in Section 2(2) of the Securities Act of 1933 and Section 13(d)(3) of the Exchange Act, as hereafter amended from time to time) who is not a shareholder of the Company on the date of adoption of the Plan, acquires or otherwise becomes the owner of voting stock of the Company, which, together with all other voting stock of the Company then owned by such Person, represents fifty percent (50%) or more of the then issued and outstanding voting stock of the Company or (ii) the composition of the Company's Board of Directors is changed such that a majority of the members of the Board of Directors is comprised of individuals who are neither incumbent members on the date of adoption of the Plan nor nominated or appointed by a majority of such incumbent members or their nominees or (iii) the Participant's service as a Director of the Company is terminated by his or her death or disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code")) prior to the date on which the right to exercise the option expires or terminates as determined by the Board and specified in the option.

         (d) Nontransferability of Options. During the lifetime of the Participant, the option shall be exercisable only by him or her while he or she is a Director of the Company or within the time period specified in subsection
(e) or (f) below, as the case may be, and not be assignable or transferable by him or her and no other person shall acquire any rights therein. On the death of the Participant, his or her option may only be transferred or assigned by his or her will or by the laws of descent and distribution and, in such event, may only be exercised within the time period and in the manner specified in subsection
(f) below.

         (e) Termination of Service Other than by Death or Disability. At the time an option is granted, the Board shall determine the time period during which the Participant may exercise the option following the termination of his or her membership on the Board of Directors, and such post-termination exercise period may vary based on the reason for such termination of Board membership. Subject to subsections (f) and (g) below, the Participant shall have the right to exercise the option at any time within this specified period after the termination of his or her membership on the Board of Directors to the extent that the Participant's right to exercise such option had vested (including, without limitation, by reason of subsection (c) above) and had not previously been exercised prior to the Participant's termination of Board membership.

         If the Participant's service as a Director of the Company is terminated prior to the earliest date on which the Participant's option may be exercised pursuant to its terms or, if such service is terminated after such date, and the option is not exercised prior to the expiration date specified by the Board at the time the option is granted, the option shall lapse.

         (f) Termination of Service by Death or Disability. Except as provided in the following paragraph and in subsection (g) below, if a Participant dies or becomes disabled (as defined in Code Section 22(e)(3)), his or her option may be exercised in whole or in part by the duly appointed fiduciary of the estate of the deceased Participant or the person or persons succeeding to his or her interest under the laws of descent and distribution or by bequest under his or her will, or, in the case of disability, by the disabled Participant or the conservator of his or her estate, as the case may be, at any time within the applicable post-termination exercise period specified by the Board, to the extent that the Participant's right to exercise such option had vested and had not previously been exercised prior to the date of his or her death or disability.

         If the Participant dies or becomes disabled and the option is not exercised in the manner provided in the preceding paragraph of this subsection
(f) prior to the expiration date specified by the Board at the time the option is granted, the option shall lapse.

         (g)  Board Discretion. Notwithstanding the provisions of subsections
(e) and (f) above, the Board, in its discretion, may extend the time that an optionee has to exercise any outstanding option, but not beyond the specified expiration date of the option.

7.       Other Option Provisions.

         Any option granted under the Plan may contain such provisions, including, without limitation, restrictions upon the exercise of the option and subsequent transfer of the underlying stock, as the Board shall deem advisable.

8.       Term of Plan.

         The Plan shall continue indefinitely, provided that the Board of Directors may revise or discontinue the Plan at any time in accordance with
Section 12.

9.       Exercise of Option and Payment of Option Price.

         Subject to Section 6 above, each option granted under the Plan may be exercised in whole or in part, over the term of the option, by delivery to the President, Secretary, Assistant Secretary or chief financial officer of the Company of a duly executed notice of exercise in the form attached to the option. The exercise price of an option shall be paid in full at the time of exercise (i) in cash, (ii) through the surrender of previously-acquired shares of Common Stock having a fair market value equal to the exercise price of the option, (iii) through the withholding by the Company (upon such exercise) of Common Stock having a fair market value equal to the exercise price or (iv) by a combination of (i), (ii), and (iii). Upon exercise of the option, the Company may withhold, or allow a Participant to remit to the Company any applicable Federal, state or local income tax liability. In order to satisfy all or any portion of such income tax liability, an option holder may elect to surrender Common Stock previously acquired by the holder or to have the Company withhold Common Stock that would otherwise have been issued to the holder pursuant to the exercise of the option.

10.      Adjustment Provisions.

         In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalization, combination of shares, exchange of shares, mergers, consolidations, separations, reorganizations, liquidations, or otherwise, the number and class of shares available for options under the Plan and the shares subject to any outstanding options and the option price thereof shall be equitably adjusted by the Board.

11.      Mergers or Consolidations.

         In the event of the merger or consolidation of the Company into or with another corporation in which the Company ceases to exist, the option shall be transferred into options of the surviving corporation to purchase the same comparable number of shares of the surviving corporation and on the same terms and conditions as provided for and contained in the options granted under the Plan, and the Company shall require, as a condition to such merger or consolidation, that the surviving corporation adopt the Plan as its plan and issue comparable options to purchase shares of its stock.

12.      Amendment or Termination of Plan.

         The Board of Directors may amend, suspend or terminate this Plan at any time and from time to time. No amendment of the Plan shall adversely affect rights or obligations under the Plan with respect to options granted prior to such amendment.

13.      General Provisions.

         (a) Nothing in the Plan nor in any instrument executed pursuant hereto shall confer upon any outside Director any right to continue as a Director of the Company or shall affect the right of the shareholders of the Company to vote against the reelection of an outside Director or of the Board of Directors to remove an outside Director in the manner permitted by the Bylaws of the Company.

         (b) No shares of Common Stock shall be issued or transferred pursuant to an option granted under the Plan unless and until all legal requirements applicable to the issuance or transfer of such shares have, in the opinion of counsel to the Company, been met.

         (c) No outside Director and no beneficiary or other person claiming under or through him or her shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purposes of the Plan or subject to any option except as to such shares of Common Stock, if any, as shall have been issued pursuant to the exercise of such option.

         (d) The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan may be used for any general corporate purposes.

14.      Effective Date.

         The Plan was originally adopted by the Board of Directors of the Company in July, 1989. The Plan was amended and restated effective as of August, 1997, and amended on August 25, 2000.


[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE
                                                                                                      For All     With-     For All
---------------------                                     1. Election of Directors. Nominees:        Nominees     hold      Except
   PERRIGO COMPANY
---------------------                                          (01) F. Folsom Bell                     [ ]        [ ]         [ ]
                                                               (02) David T. Gibbons
                                                               (03) Richard G. Hansen

                                                             NOTE: If you do not wish your shares voted "For" a particular nominee,
CONTROL NUMBER:                                              mark the "For All Except" box and strike a line through nominee's name.
RECORD DATE SHARES:                                          Your shares will be voted for the remaining nominee.


                                                                                                       For      Against     Abstain

                                                          2. Approval of Amendment to the Company's    [ ]        [ ]         [ ]
                                                             Employee Incentive Stock Option Plan.

                                                          3. Approval of Amendment to the Company's    [ ]        [ ]         [ ]
                                                             Non-Qualified Stock Option Plan for Directors.

                                                          4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                                              --------       Mark box at right if an address change or comment has been       [ ]
Please be sure to sign and date this Proxy.   Date           noted on the reverse side of this card.
------------------------------------------------------


--------Shareholder sign here-------------------------

DETACH CARD                                                                                                              DETACH CARD

-----------------                                            ----------------
Vote by Telephone                                            Vote by Internet
-----------------                                            ----------------
It's fast, convenient, and immediate!                        It's fast, convenient, and your vote is immediately
Call Toll-Free on a Touch-Tone Phone                         confirmed and posted.

Follow these four easy steps:                                Follow these four easy steps:

-------------------------------------------------------      --------------------------------------------------------
1. Read the accompanying Proxy Statement/Prospectus and      1. Read the accompanying Proxy Statement/Prospectus and
   Proxy Card.                                                  Proxy Card.

2. Call the toll-free number                                 2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683).                             http://www.eproxyvote.com/prgo
   There is NO CHARGE for this call.
                                                             3. Enter your Control Number located on your Proxy Card.
3. Enter your Control Number located on your Proxy Card.
                                                             4. Follow the instructions provided.
4. Follow the recorded instructions.
------------------------------------------------------       --------------------------------------------------------

Your vote is important!                                      Your vote is important!
Call 1-877-PRX-VOTE anytime!                                 Go to http://www.eproxyvote.com/prgo anytime!



                              DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

                                                          PERRIGO COMPANY

                                     PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OCTOBER 31, 2000

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Douglas R. Schrank and John R.
Nichols, or either of them with full power of substitution as attorneys and proxies to vote as designated below, with all powers which the undersigned would possess if personally present, all the shares of Common Stock of Perrigo Company held of record by the undersigned on September 8, 2000, at the Annual Meeting of Shareholders to be held on October 31, 2000 or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS
MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AS OTHERWISE DETERMINED BY THE PROXYHOLDERS IN THEIR DISCRETION.


------------------------------------------------------------------------------------------------------------------------------------
               IF VOTING BY MAIL, PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE,
                              IF VOTING BY TELEPHONE OR INTERNET, PLEASE SEE INSTRUCTIONS ON REVERSE.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
------------------------------------------------------------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?                                         DO YOU HAVE ANY COMMENTS?

---------------------------------------------------------         ------------------------------------------------------------------

---------------------------------------------------------         ------------------------------------------------------------------

---------------------------------------------------------         ------------------------------------------------------------------

